UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 14, 2014 (October 7, 2014)

Gladstone Land Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35795	54-1892552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1521 Westbranch Drive, Second Floor McLean, Virginia		22102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 287-5893

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 7, 2014, Gladstone Land Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), controlled by Gladstone Land Corporation (the “Company”), in its capacity as manager and sole member of Gladstone Land Partners, LLC, the general partner of the Operating Partnership, entered into a First Amended and Restated Agreement of Limited Partnership (the “Operating Partnership Agreement”), which amends and supersedes the Operating Partnership’s initial Agreement of Limited Partnership and the First Amendment thereto.

The Operating Partnership Agreement, amongst other matters, enables the Company, through the Operating Partnership, to issue units of the Operating Partnership in exchange for contributions of real property. In addition, the Operating Partnership Agreement allows the Company to create certain additional classes of units in the Operating Partnership.

The foregoing summary of the Operating Partnership Agreement is qualified in its entirety by reference to the full text of the First Amended and Restated Agreement of Limited Partnership which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit 10.1 is being filed herewith to this Current Report on Form 8-K.

Exhibit No.	Description

10.1	First Amended and Restated Agreement of Limited Partnership of Gladstone Land Limited Partnership, a Delaware limited partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

October 14, 2014	By:	/s/ Lewis Parrish
Lewis Parrish
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	First Amended and Restated Agreement of Limited Partnership of Gladstone Land Limited Partnership, a Delaware limited partnership